Exhibit 23.6

DeGOLYER and MacNAUGHTON

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

October 14, 2025

Berry Corporation (bry)

16000 N. Dallas Parkway, Suite 500

Dallas, Texas 75248

Ladies and Gentlemen:

We hereby consent to (i) the use of the name DeGolyer and MacNaughton, (ii) references to DeGolyer and MacNaughton as an independent petroleum engineering consulting firm, and (iii) the use of information from, and the inclusion of, our report of third party dated January 3, 2025, containing our opinion of the proved reserves and future net revenue, as of December 31, 2024, of Berry Corporation (bry) (our “Letter Report”), by incorporation by reference into (1) the Registration Statement on Form S-4 (the “Registration Statement”) of California Resources Corporation (including any amendments thereto) and (2) the related proxy statement/prospectus (the “Proxy Statement/Prospectus”) of Berry Corporation (bry). We further consent to the reference to DeGolyer and MacNaughton under the heading “EXPERTS” in the Registration Statement and in the Proxy Statement/Prospectus.

Very truly yours,

/s/ DeGOLYER and MacNAUGHTON
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716